CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                            For the Quarter
                                                             Ended June 30,

                                                              1995       1994
Interest Income:                                          --------   --------
                                                             (In Thousands)

  Interest on Loans                                        $24,912    $17,284
  Investment Securities:
    Mortgage-Backed Securities                                 576        657
    Taxable                                                  3,013      2,111
    Tax-Favored Debt                                           575        264
    Tax-Favored Equity                                         192        197
  Short-Term Investments                                       362        159
                                                          --------   --------
Total Interest Income                                       29,630     20,672
                                                          --------   --------
Interest Expense:
  Deposits:
    Savings                                                  5,357      3,201
    Time                                                     6,867      3,483
                                                          --------   --------
  Total Interest on Deposits                                12,224      6,684

  Short-Term Borrowings                                        878        489
                                                          --------   --------
Total Interest Expense                                      13,102      7,173
                                                          --------   --------
Net Interest Income                                         16,528     13,499
Provision for Possible Loan Losses                             600      1,200
                                                          --------   --------
Net Interest Income after Provision for
      Possible Loan Losses                                  15,928     12,299
                                                          --------   --------
Noninterest Income:
  Trust Department Income                                    1,048      1,045
  Service Charges on Deposit Accounts                        1,312      1,282
  Losses on Sales of Securities, Net                             -        (39)
  Mortgage Servicing Income                                    513        496
  Gains on Sales of Mortgage Loans                             327        199
  Credit Card Income                                         2,977      1,842
  Other                                                        987        950
                                                          --------   --------
Total Noninterest Income                                     7,164      5,775
                                                          --------   --------
Noninterest Expense:
  Salaries                                                   5,008      4,251
  Employee Benefits                                          1,732      1,425
  Net Occupancy Expense                                      1,750      1,351
  FDIC Deposit Insurance                                       697        589
  Other Real Estate Owned Income and Expense, Net              (36)       (31)
  Credit Card Expense                                        2,070      1,291
  Other                                                      4,356      3,438
                                                          --------   --------
Total Noninterest Expense                                   15,577     12,314
                                                          --------   --------
Income Before Income Taxes                                   7,515      5,760

Provision for Income Taxes                                   2,473      1,917
                                                          --------   --------
Net Income                                                  $5,042     $3,843
                                                          ========   ========
Earnings Per Share:

      Primary                                                $0.60      $0.49

      Fully Diluted                                          $0.60      $0.48

  Dividends Declared Per Share                               $0.15      $0.08
  Book Value                                                $15.35     $12.87

Weighted Average Common and Common Equivalent Shares
  Outstanding                                            8,474,835  7,954,311

The accompanying notes are an integral part of these consolidated financial statements.


CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                            For the Six Months
                                                              Ended June 30,

                                                              1995       1994
Interest Income:                                          --------   --------
                                                             (In Thousands)

  Interest on Loans                                        $45,640    $33,295
  Investment Securities:
    Mortgage-Backed Securities                               1,138      1,210
    Taxable                                                  5,555      4,173
    Tax-Favored Debt                                         1,055        513
    Tax-Favored Equity                                         377        393
  Short-Term Investments                                     1,005        300
                                                          --------   --------
Total Interest Income                                       54,770     39,884
                                                          --------   --------
Interest Expense:
  Deposits:
    Savings                                                 10,520      6,166
    Time                                                    11,857      6,998
                                                          --------   --------
  Total Interest on Deposits                                22,377     13,164

  Short-Term Borrowings                                      1,409        965
                                                          --------   --------
Total Interest Expense                                      23,786     14,129
                                                          --------   --------
Net Interest Income                                         30,984     25,755
Provision for Possible Loan Losses                           1,550      2,400
                                                          --------   --------
Net Interest Income after Provision for
      Possible Loan Losses                                  29,434     23,355
                                                          --------   --------
Noninterest Income:
  Trust Department Income                                    2,128      2,049
  Service Charges on Deposit Accounts                        2,481      2,344
  Losses on Sales of Securities, Net                             -        (57)
  Mortgage Servicing Income                                  1,007      1,008
  Gains on Sales of Mortgage Loans                             450        734
  Credit Card Income                                         5,535      3,555
  Other                                                      2,150      1,828
                                                          --------   --------
Total Noninterest Income                                    13,751     11,461
                                                          --------   --------
Noninterest Expense:
  Salaries                                                   9,496      8,521
  Employee Benefits                                          3,407      2,988
  Net Occupancy Expense                                      3,320      2,793
  FDIC Deposit Insurance                                     1,290      1,181
  Other Real Estate Owned Income and Expense, Net             (173)      (126)
  Credit Card Expense                                        3,822      2,380
  Other                                                      7,681      6,267
                                                          --------   --------
Total Noninterest Expense                                   28,843     24,004
                                                          --------   --------
Income Before Income Taxes                                  14,342     10,812

Provision for Income Taxes                                   4,659      3,584
                                                          --------   --------
Net Income                                                  $9,683     $7,228
                                                          ========   ========
Earnings Per Share:

      Primary                                                $1.20      $0.91

      Fully Diluted                                          $1.19      $0.91

  Dividends Declared Per Share                               $0.25      $0.16
  Book Value                                                $15.35     $12.87

Weighted Average Common and Common Equivalent Shares
  Outstanding                                            8,110,800  7,951,323

The accompanying notes are an integral part of these consolidated financial statements.